UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2013
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective December 16, 2013 Cristopher Grunewald, President and sole Director of Spotlight Innovation Inc. (the “Company”) was named Secretary and Chief Executive Officer of the Company. The Company entered into an employment agreement with Mr. Grunewald whereby Mr. Grunewald would serve as President, Chief Executive Officer and Secretary of the Company for ten years, receive a salary of $120,000 per annum and issuance of 3,200,000 shares of Common Stock (the “Shares”) of the Company.

The issuance of the Shares was not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

Item 8.01 Other Events

The Financial Industry Regulatory Authority (“FINRA”) has approved the name change of the company from American Exploration Corp. to Spotlight Innovation, Inc., change of stock symbol to “STLT”, and a 1-500 reverse split of our common stock to take effect at the open of business 12/19/2013. The new symbol will be AEXPD. The D will be removed in 20 business days and the new symbol will be STLT.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Employment Agreement between Spotlight Innovation Inc. and Cristopher Grunewald dated December 16, 2013.	x

99.1	Press Release dated December 16, 2013.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

DATE: December 20, 2013	By:	/s/ Cris Grunewald
	Name:	Cris Grunewald
	Title:	President